Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus of Hometown Bancorp, Inc., constituting a part of this Amendment No. 2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and Amendment No. 2 to the Application for Approval of Minority Stock Issuance on Form MHC-2 filed with the Office of Thrift Supervision, of our report dated March 15, 2007, relating to the consolidated financial statements of Hometown Bancorp, Inc.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Syracuse, New York

May 9, 2007